Mondee Q3 2023 Results: Robust Growth with Record Profitability and Cash Flow Generation

- Q3 23 Net Revenue of $54.5M, up 35% from prior-year quarter, on Gross Bookings of $597M
- Q3 23 Adjusted EBITDA of 5.5M, up 54% from prior-year quarter
- Q3 Take Rate of 9.1%, up 31% from prior-year quarter
- Acquired leading AI-platform, Purplegrids, on November 13, 2023

AUSTIN, Texas - Mondee Holdings, Inc. (Nasdaq: MOND) (“Mondee” or the “Company”), the high-growth, travel technology company and marketplace with a portfolio of global platforms in the leisure and corporate travel sectors, today announced third quarter business milestones and financial results for the three-month period ended September 30, 2023.

“We are thrilled by an extraordinary quarter with record Take Rate, Adjusted EBITDA and cash flow. These results were driven by the expansion of our global content hub comprised of privately negotiated air, hotel, car rental, and cruise content, and the broadening of our monetization tools, such as add-on products and fintech. Our profitability was further boosted by divesting LBF US, an underperforming, non-core B2C air business unit," remarked Prasad Gundumogula, Founder, Chairman, and Chief Executive Officer of Mondee.

“Our recent acquisition of Purplegrids, a pioneering AI company, is accelerating Mondee's AI-driven disruption of the travel industry and further implementation of AI to all parts of our business. The Company continues to widen the technological lead of its AI-powered marketplace to empower new-era distribution while capturing emerging, next-generation travel experts and organizations. Going forward, we are optimistic about an even more profitable Q4 while sustaining strong growth through continued technological innovation, expansion of distribution and content, and the realization of even more synergies from the acquisitions we have completed this year,” Gundumogula continued.

"We are committed to disciplined growth as we generate robust results," said Jesus Portillo, Chief Financial Officer of Mondee. "We achieved a record Take Rate of 9.1%,in the third quarter, leading to significant top-line growth. This strong year-over-year performance is paired with decisive margin expansion initiatives, which have culminated in an Adjusted EBITDA increase of over 50% in the quarter. Our strategic decisions in the quarter are positioning Mondee for the long term, demonstrated by both the acquisition of Purplegrids and exit of non-performing, non-core assets. As we close out 2023, we are intensifying our business optimization and cost control measures to ensure we are delivering sustainable growth in 2024 and beyond."

Third-Quarter 2023 Financial Highlights1

●Gross bookings of $597 million for the quarter, an increase of 2% compared to $583 million in the third quarter of 2022 (“Q3 22”). On a proforma basis, excluding LBF divestiture, Gross Bookings grew 15% year-over-year.

●Net revenue of $54.5 million for the quarter, an increase of 35% compared to $40.5 million in Q3 22. On a proforma basis, excluding LBF from 3Q 2022, it increased 66% year-over-year.
●Net Loss of $20.1 million for the quarter of which $15.4 million was non-cash and/or non-recurring items, such as $9.3 million of net costs associated with LBF divestiture, $3.0 million of stock-based compensation, and $2.5 million of intangible assets amortization, among others.
●Adjusted EBITDA of positive $5.5 million for the quarter, an increase of 54% compared to $3.6 million in Q3 22.
●Operating cash flow after adjusting for one-off LBF divestiture transition costs was $6.4 million for the quarter, an increase from -$0.9 million in Q3 22.

Financial Summary and Operating Results 1,2

	For the three months ended September 30		Year-Over-Year Change
	2023	2022		%
Transactions	695,694	591,760	103,934	18%
Gross Bookings	$597,451	$583,388	$14,063	2%
Net Revenue	$54,532	$40,513	$14,019	35%
Net Loss [3,4]	$(20,099)	$(64,608)	$44,509	NA
Loss per share (EPS)	$(0.29)	$(0.89)	$0.60	NA
Adjusted EBITDA	$5,501	$3,568	$1,933	54%
Adjusted Net Loss	$(4,705)	$(5,811)	$1,106	NA
Adjusted Loss per Share [5]	$(0.10)	$(0.08)	$(0.02)	NA
Net cash from (used in) operating activities	$(994)	$(854)	$(140)	NA
Adjusted Net cash from (used in) operating activities	$6,392	$(854)	$7,246	NA

	For the nine months ended September 30		Year-Over-Year Change
	2023	2022		%
Transactions	2,082,331	1,604,420	477,911	30%
Gross Bookings	$1,944,774	$1,648,954	$295,820	18%
Net Revenue	$161,232	$125,236	$35,996	29%
Net Loss [3,4]	$(47,622)	$(73,712)	$26,090	NA
Loss per share (EPS)	$(0.72)	$(1.14)	$0.42	NA
Adjusted EBITDA	$14,096	$10,297	$3,799	37%
Adjusted Net Loss	$(13,785)	$(13,215)	$(570)	NA
Adjusted Loss per Share [5]	$(0.28)	$(0.20)	$(0.08)	NA
Net cash from (used in) operating activities	$(13,400)	$(690)	$(12,710)	NA
Adjusted Net cash from (used in) operating activities	$(6,014)	$(690)	$(5,324)	NA

1 Note that Mondee’s first and second quarter 2022 financial results were prior to the Company's listing on the NASDAQ.
2 In $ thousands except for EPS

3 3Q 2023 Net income (loss) included $15.4 million of non-cash and/or non-recurring items, such as $9.3 million of net costs associated with LBF divestiture, $3.0 million of stock-based compensation, and $2.5 million of intangible assets amortization, among others.
4 3Q 2022 included a one-time stock-based combination of $55.1 million related to Mondee's business combination and NASDAQ listing.
5 2022 and 2023 interim periods adjusted loss per share are updated by including the impact of cumulative dividends allocated to preferred stock holders.

Third Quarter 2023 Business Highlights and Subsequent Events

•Acquired Purplegrids, a leading AI-platform and team. Founded in 2017 by Joseph Vijay Raj John, after a successful 12-year career in Apple, Purplegrids boasts a team with AI professionals from Google, Apple, Meta, PayPal and Oracle. Purplegrids’ platform offers a humanized AI-driven customer experience combining the benefits of large language and generative models from Open AI with business intelligence and RPA to automate customer experiences. It is expected that the integration of Mondee’s AI capabilities with Purplegrids will not only improve the AI travel assistant but also speed up our roadmap to bringing AI to more, and ultimately all, aspects of Mondee’s business.

•Launched and expanded its inaugural share buy-back program of up to $40 million. The Company’s Board of Directors approved a share repurchase program aiming to enhance shareholder value, which is expected to reinforce Mondee’s commitment to its long-term growth strategy. Following an improvement to the Company’s capital structure by increasing the existing Preferred Equity Financing by up to $15 million ($10 million already funded), the Company’s Board of Directors authorized an additional $10 million expansion of the Company’s ongoing share repurchase program, bringing the total authorized size to $40 million.

•Added to S&P Total Market Index (TMI). Following Mondee’s addition to the Russell 2000 index as the largest travel-tech addition in 2023, the addition to the Total Market Index of the S&P index underscores Mondee’s strong fundamentals and business performance and is expected to support the Company’s endeavors in enhancing long-term shareholder value, raise awareness of Mondee among the investment community, bolster stock volume and liquidity, and diversify the Company’s shareholder base.

•Acquired Skypass, a prominent global travel company for corporations and small and midsize businesses (SMBs). With a 35-year history of operations, Skypass provides corporate, leisure, and humanitarian travel services. Headquartered in the Dallas, Texas area, it also has offices in Austin, Texas, along with international offices in LATAM, Mexico, Canada, and India, serving both personnel and affiliates from international corporations and SMBs. Skypass's comprehensive range of services span air travel, lodging, cruises, vacation packages, recreational travel, and humanitarian voyages, addressing the needs of personnel, associates, and a broad spectrum of retail travelers. In 2022, Skypass achieved gross bookings of $45 million and adjusted EBITDA of $4 million. Mondee's strategic vision involves leveraging its expansive network and advanced technology, while optimizing revenue generation, introducing FinTech solutions, and streamlining global operations for enhanced top-line and bottom-line performance.

•Completed transformative rebranding including the launch of new logo and website. The rebranding is expected to connect Mondee with travelers and travel planners on a deeper, more authentic level and reflects the Company’s adventurous spirit and significant investment in technological innovations to offer unparalleled travel experiences. Alongside the striking new brand identity, the Company has released a new logo and a new website with improved user experience and advanced technological features, highlighting Abhi, the newly launched revolutionary AI-trip planning tool and the most powerful and only fully-integrated personal AI travel assistant on the market.

LBF Divestiture and 2023 Financial Outlook

As part of its ongoing focus to enhance profitability, Mondee divested LBF US, a underperforming, non-core B2C air business unit to its original majority owner for a consideration of 200,000 Mondee shares as well as the absorption of certain transition and other costs. The divestiture is expected to improve profitability and to allow the Company to devote additional resources on the organic growth of its core business. Following the divestiture, the Company expects to transform its B2C business unit with a product and strategy centered around its newly launched AI-travel platform.

Adjusting for the LBF divestiture, on a proforma basis since January 1, 2023, results in Net Revenue of $154.5 million and Adjusted EBITDA of $19.3 million for the nine months ended September 30, 2023.

The Company's guidance for fiscal year 2023, excluding LBF pro forma Net Revenues and Adjusted EBITDA since January 1, 2023, is as follows:
•Net revenue of approximately $210 million, representing an increase of 32% versus 2022 reported net revenue, measured at the midpoint and an increase of 66% versus a 2022 proforma without LBF.
•Adjusted EBITDA of approximately $25 million, representing an increase of 110% versus 2022 reported Adjusted EBITDA, measured at the midpoint and an increase of 45% versus a 2022 without LBF.

Conference Call Information

Mondee will host a conference call Tuesday, November 14 at 5:30 a.m. (PT) / 7:30 a.m. (CT) / 8:30 a.m. (ET) to discuss its financial results with the investment community. A live webcast of the event will be available on the Mondee Investor Relations website at http://investors.mondee.com. A live dial-in is available domestically at (833) 470-1428 and internationally at +1 (404) 975-4839, passcode 448720.

A replay will be available on Mondee’s Investor Relations website and an audio replay will be available domestically at (866) 813-9403 or internationally at +1 (929) 458-6194, passcode 896158, until midnight (ET) December 5, 2024.

About Mondee

Established in 2011, Mondee is a travel technology company and a modern travel marketplace with its headquarters based in Austin, Texas. The company operates 17 offices across the United States and Canada and has core operations in India, Thailand, and Greece. Mondee is driving change in the leisure and corporate travel sectors through its broad array of innovative solutions. Available both as an app and through the web, the company’s platform processes over 50 million daily searches and generates a substantial transactional volume annually. Mondee Marketplace includes access to Abhi, the most powerful and only fully-integrated A.I. travel planning assistant in the market. Its network includes approximately 65,000 leisure travel advisors, freelancers and influencers, 500+ airlines, and over one million hotels and vacation rentals, 30K rental car pickup locations, 50+ cruise lines. The company also offers packaged solutions and ancillary offerings that serve a global customer base. On July 19, 2022, Mondee became publicly traded on the Nasdaq under the ticker symbol MOND. For further information, visit: mondee.com.

Non-GAAP Measurements:

In addition to disclosing financial measures prepared in accordance with generally accepted accounting principles in the United States (GAAP), this press release and the accompanying tables include non-GAAP adjusted EBITDA and non-GAAP EPS.

These non-GAAP financial measures are not calculated in accordance with GAAP as they have been adjusted to exclude the effects of stock-based compensation expenses, provision for income taxes, and the impacts of depreciation and amortization, and one-time expenses. Mondee defines adjusted EBITDA as net loss before depreciation and amortization, provision for income taxes, interest expense (net), other expense (net), stock-based compensation, and gain on forgiveness of PPP loans. Non-GAAP net income (loss) is defined as net loss before the impacts of amortization of intangibles, provision for income taxes, stock-based compensation, and one-time items. Non-GAAP adjusted net income (loss) per share is defined as non-GAAP net income (loss) on a per share basis. See "Reconciliation of GAAP to Non-GAAP Financial Measures" for a discussion of the applicable weighted-average shares outstanding.

Mondee believes these non-GAAP financial measures provide investors and other users of its financial information consistency and comparability with its past financial performance and facilitates period-to-period comparisons of its results of operations. With respect to adjusted EBITDA and non-GAAP net loss/income, Mondee believes these non-GAAP financial measures are useful in evaluating the Company’s profitability relative to the amount of revenue generated, excluding the impact of stock-based compensation expense and other one-time expenses. Mondee also believes non-GAAP financial measures are useful in evaluating its operating performance compared to that of other companies in its industry, as these metrics eliminate the effects of stock-based compensation, which may vary for reasons unrelated to overall operating performance.

Mondee uses these non-GAAP financial measures in conjunction with traditional GAAP measures as part of its overall assessment of the Company’s performance, including the preparation of its annual operating budget and quarterly forecasts, and to evaluate the effectiveness of its business strategies. Mondee’s definition may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish this or similar metrics. Thus, Mondee’s non-GAAP financial measures should be considered in addition to, not as a substitute for, nor superior to or in isolation from, measures prepared in accordance with GAAP.

These non-GAAP financial measures may be limited in their usefulness because they do not present the full economic effect of Mondee’s use of stock-based compensation. The Company compensates for these limitations by providing investors and other users of its financial information a reconciliation of the non-GAAP financial measure to the most closely related GAAP financial measures. However, Mondee has not reconciled the non-GAAP guidance measures disclosed under "Financial Outlook" to their corresponding GAAP measures because certain reconciling items such as stock-based compensation and the corresponding provision for income taxes depend on factors such as the stock price at the time of award of future grants and thus cannot be reasonably predicted. Accordingly, reconciliations to the non-GAAP guidance measures are not available without unreasonable effort. Mondee encourages investors and others to review its financial information in its entirety, not to rely on any single financial measure and to view non-GAAP net loss/ income and non-GAAP net loss/ income per share in conjunction with net loss and net loss per share.

Operating Metrics:

This press release also includes certain operating metrics that we believe are useful in providing additional information in assessing the overall performance of Mondee’s business.

Transactions are defined as the number of travel reservations that were processed on Mondee’s platform during the period. A single transaction could include an airline ticket, a hotel or hospitality accommodation, and any number of ancillaries offered on the platform. Gross bookings are defined as the total dollar value, generally inclusive of taxes and fees, of all travel reservations through our platform between a third-party seller or service provider and the traveler, net of cancellations. Take rate is defined as revenues as a percentage of gross bookings. Mondee generates revenue from service fees earned on these transactions and, accordingly its revenue increases or decreases based on the increase or decrease in either or both the number or value of transactions Mondee processes. Revenue will increase as a result of an increase in the number of customers using Mondee’s platform and/or as a result of an increase in service fees from higher value services offered on the platform.

Forward-Looking Statements and Unaudited Financials:

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements can be identified by words such as: “believe,” “can”, “"may,” “expects,” “intends,” “potential,” “plans,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding the Company’s future growth, performance, business prospects and opportunities, strategies, expectations, future plans and intentions or other future events are forward looking statements. Such forward-looking statements are subject to risks, uncertainties, and other factors, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements.

Management believes that these forward-looking statements are reasonable as and when made. However, the Company cautions you that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of the Company. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, the ability to implement business plans and forecasts, the outcome of any legal proceedings that may be instituted against the Company or others and any definitive agreements with respect thereto, the ability of the Company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees, the ability of the Company to maintain compliance with Nasdaq’s listing standards, and other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the U.S. Securities and Exchange Commission (the “SEC”) and in the Company’s subsequent filings with the SEC. There may be additional risks that the Company does not presently know of or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements.

Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. In light of the significant uncertainties in these forward-looking statements, you should not rely upon forward-looking statements as predictions of future events. Except as required by law, Mondee undertakes no obligation to update publicly any forward-looking statements for any reason.

MONDEE HOLDINGS, INC.
Condensed Consolidated Balance Sheets
(In $ thousands, except stock and par value data)
(unaudited)

	September 30, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$39,896	$78,841
Restricted cash and cash equivalents	8,023	8,639
Accounts receivable, net of allowance	108,278	21,733
Contract assets, net of allowance	12,223	5,794
Prepaid expenses and other current assets	8,326	4,673
Total current assets	176,746	119,680
Property and equipment, net	15,072	11,332
Goodwill	77,167	66,420
Intangible assets, net	91,155	57,370
Amounts receivable from related parties	199	—
Operating lease right-of-use assets	2,273	1,384
Deferred income taxes	918	237
Other non-current assets	2,039	1,674
TOTAL ASSETS	$365,569	$258,097
Liabilities, Redeemable Preferred Stock and Stockholders’ Deficit
Current liabilities
Accounts payable	$113,336	$33,749
Deferred underwriting fee	—	500
Amounts payable to related parties	42	13
Government loans, current portion	72	72
Accrued expenses and other current liabilities	28,211	9,319
Earn-out liability, net, current portion	3,155	—
Deferred revenue, current portion	5,945	5,828
Long-term debt, current portion	10,313	7,514
Total current liabilities	161,074	56,995
Deferred income taxes	111	307
Note payable to related party	200	197
Government loans, excluding current portion	143	159
Warrant liability	177	1,293
Earn-out liability, net, excluding current portion	3,411	—
Long-term debt, excluding current portion	145,142	126,882
Deferred revenue, excluding current portion	12,847	14,656
Operating lease liabilities, excluding current portion	1,750	1,620
Other long-term liabilities	3,003	2,713
Total liabilities	327,858	204,822
Commitments and contingencies (Note 11)

Redeemable preferred stock
Series A preferred stock - 85,000 authorized, $0.0001 par value	92,484	82,597

Stockholders’ deficit
Common stock – $0.01 par value	8	7

Treasury Stock	(22,884)	—
Shareholder receivable	—	(20,336)
Additional paid-in capital	296,635	271,883
Accumulated other comprehensive gains (losses)	(655)	(621)
Accumulated deficit	(327,877)	(280,255)
Total stockholders’ deficit	(54,773)	(29,322)
TOTAL LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT	$365,569	$258,097

MONDEE HOLDINGS, INC.
Condensed Consolidated Statements of Operations
(In $ thousands, except stock and per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenues, net	$54,532	$40,513	$161,232	$125,236
Operating expenses
Sales and marketing expenses	35,971	28,650	113,476	88,467
Personnel expenses, including stock-based compensation of $2,638, $55,064, $9,261, and $55,219, respectively	10,696	59,807	30,521	71,131
General and administrative expenses, including non-employee stock-based compensation of $336, $172, $1,078, and $178, respectively	4,629	2,337	14,350	6,802
Information technology expenses	1,073	1,176	3,372	3,639
Provision for credit losses, net	535	211	(166)	297
Depreciation and amortization	4,165	2,963	11,354	8,549
Restructuring expense, net	239	2,130	1,600	2,130
Total operating expenses	57,308	97,274	174,507	181,015
Loss from operations	(2,776)	(56,761)	(13,275)	(55,779)
Other income (expense)
Interest income	243	28	880	289
Interest expense	(8,740)	(7,157)	(25,372)	(19,987)
Gain on extinguishment of PPP loan	—	—	—	2,009
Changes in fair value of warrant liability	744	683	1,116	683
Other expense, net	(9,189)	(1,080)	(7,883)	(316)
Total other expense, net	(16,942)	(7,526)	(31,259)	(17,322)
Loss before income taxes	(19,718)	(64,287)	(44,534)	(73,101)
Provision for income taxes	(381)	(321)	(3,088)	(611)
Net loss	(20,099)	(64,608)	(47,622)	(73,712)
Cumulative dividends allocated to preferred stockholders	(2,859)	(47)	(8,023)	(47)
Net loss attributable to common stockholders	$(22,958)	$(64,655)	$(55,645)	$(73,759)
Net loss attributable per share to common stockholders
Basic and diluted	$(0.29)	$(0.89)	$(0.72)	$(1.14)
Weighted-average shares used to compute net loss attributable per share to common stockholders
Basic and diluted	77,925,635	72,462,512	77,162,363	64,730,224

MONDEE HOLDINGS, INC.
Condensed Consolidated Statements of Cash Flows
(In $ thousands)
(unaudited)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities
Net loss	$(47,622)	$(73,712)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities
Depreciation and amortization	11,354	8,549
Non-cash gain on disposal of LBF US	(697)	—
Deferred taxes	(1,050)	138
Provision for credit losses, net	(166)	297
Stock-based compensation	10,339	55,397
Non-cash lease expense and lease impairment charges	753	—
Amortization of loan origination fees	6,403	4,238
Payment in kind interest expense	4,241	8,147
Gain on forgiveness of PPP Loan	—	(2,009)
Gain on termination of lease	(337)	—
Unrealized (gain) loss on foreign currency exchange derivatives	(270)	—
Change in the estimated fair value of earn-out consideration and warrants	(1,008)	(1,259)
Changes in operating assets and liabilities:
Accounts receivable	(19,523)	(15,870)
Accounts receivable from related parties	(199)	—
Contract assets	(6,041)	(2,635)
Prepaid expenses and other current assets	(451)	(17,547)
Operating lease right-of-use assets	—	(320)
Other non-current assets	(315)	(716)
Amounts payable to related parties	18	(716)
Accounts payable	27,469	26,353
Accrued expenses and other liabilities	6,363	12,333
Deferred revenue	(1,692)	(1,658)
Operating lease liabilities	(969)	300
Net cash used in operating activities	(13,400)	(690)
Cash flows from investing activities
Capital expenditures	(7,660)	(5,415)
Purchase of restricted short term investments	—	(394)
Cash paid for acquisitions, net of cash acquired	(24,081)	—

Net cash used in investing activities	(31,741)	(5,809)
Cash flows from financing activities
Repayment of debt	(4,118)	(41,500)
Proceeds from issuance of preferred stock	—	85,000
Issuance cost from preferred stock	—	(1,560)
Proceeds from exercise of common stock warrants	—	1,368
Proceeds from Business Combination and issuance of PIPE shares	—	78,548
Payment of offering costs	(4,372)	(20,053)
Payment made on behalf of Mondee Holdings LLC	—	(5,241)
Loan origination fee for long term debt	(616)	—
Proceeds from long term debt	15,000	—
Net cash provided by by financing activities	5,894	96,562
Effect of exchange rate changes on cash and cash equivalents and restricted cash and cash equivalents	(314)	(341)
Net (decrease) increase in cash and cash equivalents and restricted cash and cash equivalents	(39,561)	89,722
Cash and cash equivalents and restricted cash and cash equivalents at beginning of period	87,480	15,506
Cash and cash equivalents and restricted cash and cash equivalents at end of period	$47,919	$105,228
Supplemental cash flow information
Cash paid for interest	$8,418	$140
Cash paid for income taxes	115	—
Cash paid for LBF US transition services	7,386	—

MONDEE HOLDINGS, INC.
GAAP to Non-GAAP Reconciliations
(In $ thousands, except Transactions and per share data)
(unaudited)

KEY METRICS	1Q22	2Q22	3Q22	4Q22	FY22	1Q23	2Q23	3Q23
Transactions	462,931	549,729	591,760	533,110	2,137,530	665,173	721,464	695,694
Take rate	8.5%	7.5%	6.9%	6.9%	7.4%	7.5%	8.4%	9.1%
Gross bookings	459,091	606,475	583,388	499,847	2,148,801	668,079	679,244	597,451
Net revenue	39,067	45,656	40,513	34,248	159,484	49,929	56,771	54,532
YoY Growth	190%	94%	77%	3%	71%	28%	24%	35%
QoQ Growth	17%	17%	(11)%	(15)%		46%	14%	(4)%

ADJUSTED EBITDA RECONCILIATION	1Q22	2Q22	3Q22	4Q22	FY22	1Q23	2Q23	3Q23
Net income (loss)	(6,991)	(2,113)	(64,608)	(16,526)	(90,238)	(12,915)	(14,608)	(20,099)
Interest expense (net)	6,102	6,467	7,129	6,319	26,017	7,870	8,125	8,497
Stock-based compensation expense	80	81	55,236	6,645	62,042	2,561	4,804	2,974
Payroll tax expense related to stock-based compensation	—	—	—	—	—	—	86	140
Depreciation & amortization	2,817	2,769	2,963	3,221	11,770	3,386	3,803	4,165
Restructuring expense	—	—	2,130	412	2,542	1,529	(168)	239
Changes in fair value of Warrant liability	—	—	(683)	791	108	21	(393)	(744)
Legal expense	—	—	—	744	744	662	577	785
Income tax provision	54	236	321	(484)	127	699	2,008	381
Gain on forgiveness of PPP loan	—	(2,009)	—	—	(2,009)	—	—	—
Warrant transaction expense	—	—	—	326	326	—	—	—
M&A costs	—	—	—	—	—	279	264	545
LBF US divestiture and transition service expense	—	—	—	—	—	—	—	9,327
Other expenses (income), net	(14)	(155)	1,060	(603)	288	(322)	(984)	(138)
Change in fair value of acquisition earnout liability	165	(760)	19	(20)	(596)	171	530	(593)
Other non-recurring expenses	—	—	—	—	—	—	394	22
Sale of export incentives	—	—	—	760	760	216	—	—
Adjusted EBITDA	2,213	4,516	3,567	1,585	11,881	4,157	4,438	5,501
Adjusted EBITDA margin	5.7%	9.9%	8.8%	4.6%	7.4%	8.3%	7.8%	10.1%

ADJUSTED NET INCOME RECONCILIATION	1Q22	2Q22	3Q22	4Q22	FY22	1Q23	2Q23	3Q23
Net Income (loss)	(6,991)	(2,113)	(64,608)	(16,526)	(90,238)	(12,915)	(14,608)	(20,099)
Stock-based compensation expense	80	81	55,236	6,645	62,042	2,561	4,804	2,974
Amortization - intangibles	1,585	1,584	1,584	1,585	6,338	1,960	2,329	2,458
Income tax provision	54	236	321	(484)	127	699	2,008	381
One-time expenses	168	(2,683)	1,675	2,492	1,651	2,878	1,204	9,581
Adjusted Net Income (Loss)	(5,104)	(2,895)	(5,792)	(6,288)	(20,080)	(4,817)	(4,263)	(4,705)

ADJUSTED EPS RECONCILIATION	1Q22	2Q22	3Q22	4Q22	FY22	1Q23	2Q23	3Q23
Net Income (Loss)	(6,991)	(2,113)	(64,608)	(16,526)	(90,238)	(12,915)	(14,608)	(20,099)
Cumulative Dividends Allocated to Preferred Stockholders	—	—	(47)	(2,276)	(2,323)	(2,478)	(2,686)	(2,859)
Net loss attributable to common stockholders	(6,991)	(2,113)	(64,655)	(18,802)	(92,561)	(15,393)	(17,294)	(22,958)
Common shares outstanding	60,800	60,800	72,463	82,266	67,369	83,749	77,198	77,926
Net loss per share (EPS)[1]	(0.11)	(0.03)	(0.89)	(0.23)	(1.37)	(0.18)	(0.22)	(0.29)
Adjusted Net Income (Loss)	(5,104)	(2,895)	(5,792)	(6,288)	(20,080)	(4,817)	(4,263)	(4,705)
Cumulative Dividends Allocated to Preferred Stockholders	—	—	(47)	(2,276)	(2,323)	(2,478)	(2,686)	(2,859)
Adjusted net income (loss) attributable to common stockholders	(5,104)	(2,895)	(5,839)	(8,564)	(22,403)	(7,295)	(6,949)	(7,564)

Diluted shares outstanding	60,800	60,800	72,463	82,266	69,082	83,749	77,198	77,926
Adjusted EPS [2]	(0.08)	(0.05)	(0.08)	(0.10)	(0.32)	(0.09)	(0.09)	(0.10)

LBF US Divestiture PROFORMA3

	FY22	1Q23	2Q23	3Q23
Gross bookings	2,148,801	668,079	679,244	597,451
Divested LBF US gross bookings	244,167	56,333	29,781	—
Proforma gross bookings	1,904,634	611,746	649,463	597,451
YoY growth		52%	23%	15%
QoQ growth		36%	6%	(8)%

Proforma take rate	6.7%	7.4%	8.4%	9.1%

Net revenue	159,484	49,929	56,771	54,532
Divested LBF US Net Revenue	32,784	4,519	2,226	—
Proforma net revenue	126,700	45,410	54,545	54,532
YoY growth		54%	56%	66%
QoQ growth		54%	20%	—%

Adjusted EBITDA	11,881	4,157	4,438	5,501
Divested LBF US adjusted EBITDA	(5,314)	(4,372)	(881)	—
Proforma adjusted EBITDA	17,195	8,529	5,319	5,501
Adjusted EBITDA Margin	13.6%	18.8%	9.8%	10.1%

Net income ( loss)	(90,238)	(12,915)	(14,608)	(20,099)
Divested LBF US net income (loss)	(9,142)	(5,296)	(1,303)	—
Proforma net income (loss)	(81,096)	(7,619)	(13,305)	(20,099)

Divested LBF US Adjusted EBITDA Reconciliation	FY22	1Q23	2Q23	3Q23
Divested LBF US net income (loss)	(9,142)	(5,296)	(1,303)	—
Depreciation & amortization	685	172	172	—
One-time expenses	3,143	752	250	—
Divested LBF US adjusted EBITDA	(5,314)	(4,372)	(881)	—

1 Net loss per share (EPS) includes cumulative dividends allocated to preferred stock holders.
2 Adjusted loss per share for 2022 and 2023 interim periods are updated by including the impact of cumulative dividends allocated to preferred stock holders and the anti-dilutive effect of diluted shares.
3 The unaudited pro forma financial information presented the results of operations as if the divestiture of LBF US was consummated on January 1, 2022. These unaudited pro forma results are presented for informational purposes only and are not necessarily indicative of what the actual results of operations of the company would have been if the divestiture had occurred at the beginning of the period presented, nor are they indicative of future results of operations.

Note that Mondee's definition of adjusted EBITDA, adjusted net income (loss), and adjusted EPS have been modified. Please see the 10-Q filing for more information.

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